UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): July 8, 2020

BITMIS CORP.
(Exact name of registrant as specified in its charter)

Nevada	333- 214469	98-1310024
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Room 1306, The Pinnacle, No. 17 Zhujiang West Road, Zhujiang New Town, Tianhe District, Guangzhou City, China	510623
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including areas code: 86-20- 3820-6006

Room 215, Building 25, No. 139 Dongyi Road, Donghuan Street

Panyu District, Guangzhou City, China 511400

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 8, 2020, the board of directors (the “Board”) of Bitmis Corp. (the “Company”) received a resignation letter from Mr. Zhong Xiong Chen, a member of the Board, effective on July 8, 2020.  Mr. Chen indicated that his resignation was due to personal reasons.  The Company is in the process of interviewing candidates to fill the vacancy created by the resignation of Mr. Chen.

On July 8, 2020, the Board received a resignation letter from Ms. Li Wen Chen, a member of the Board and Chief Financial Officer of the Company, effective on July 8, 2020.  Ms. Chen indicated that her resignation was due to personal reasons.  The Company is in the process of interviewing candidates to fill the vacancies created by the resignation of Ms. Chen.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BITMIS CORP.

Date: July 13, 2020	By:	/s/ Kin Chiu Leung
Kin Chiu Leung
President and Chairman of the Board

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